POWER OF ATTORNEY

for the BlackRock Equity-Bond Complex

The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, John F. O’Brien, Roberta Cooper Ramo, David H. Walsh, Fred G. Weiss, Paul L. Audet, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ben Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of September, 2014.

Signature	Title	Signature	Title

/s/ James H. Bodurtha James H. Bodurtha	Director/Trustee	/s/ Roberta Cooper Ramo Roberta Cooper Ramo	Director/ Trustee

/s/ Bruce R. Bond Bruce R. Bond	Director/Trustee	/s/ David H. Walsh David H. Walsh	Director/ Trustee

/s/ Donald W. Burton Donald W. Burton	Director/Trustee	/s/ Fred G. Weiss Fred G. Weiss	Director/ Trustee

/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Director/Trustee	/s/ Paul L. Audet Paul L. Audet	Director/ Trustee

/s/ Kenneth A. Froot Kenneth A. Froot	Director/Trustee	/s/ Laurence D. Fink Laurence D. Fink	Director/ Trustee

/s/ Robert M. Hernandez Robert M. Hernandez	Director/Trustee	/s/ Henry Gabbay Henry Gabbay	Director/ Trustee

/s/ John F. O’Brien John F. O’Brien	Director/Trustee

Appendix A

BlackRock Allocation Target Shares

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock CoRI Funds

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Focus Growth Fund, Inc.

BlackRock Funds II

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock World Income Fund, Inc.

FDP Series, Inc.

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Value Opportunities LLC